EXHIBIT 99.1

Houston Wire & Cable Company Reports Results for the Third Quarter of 2009

HOUSTON, Nov. 9, 2009 (GLOBE NEWSWIRE) -- Houston Wire & Cable Company (Nasdaq:HWCC) (the "Company") announced results for the third quarter of 2009.

Selected highlights are:

 * Sequential quarterly sales growth was 2.7%
 * Operating cash flow was $17.8 million for the year-to-date period
 * Fully diluted earnings per share (EPS) was $0.13 for the quarter
 * Debt was reduced by 44% on a trailing twelve month basis
 * Four year Loan Agreement was executed
 * The Company approved a quarterly dividend of $0.085 per share

Sales in the third quarter of 2009 were $63.6 million, up 2.7% from the second quarter of 2009 but down 35.7% when compared to the third quarter of 2008. The sales decline from 2008 was due to the current economic conditions which curtailed product demand and average copper prices, which were 20% lower. The decrease in copper prices is estimated to have accounted for almost one-half of the sales decline. Sales in both the Repair and Replacement sector also referred to as Maintenance Repair and Operations ("MRO") and within our five growth initiatives, Emission Controls, Engineering & Construction, Industrials, LifeGuard and Utility Power Generation decreased from the prior year period. After adjusting for copper deflation, we estimate that our MRO business declined between 10-20%, while sales from our growth initiatives were essentially flat.

Despite a tough operating environment, gross margins reached 21.2% slightly higher than the 21.0% level achieved in the second quarter of 2009.

The results of reducing operating expenses and streamlining workflow continued during the third quarter. These actions resulted in a 16.6% reduction in operating expenses compared to the third quarter of 2008. On a sequential basis operating expenses were also reduced, by 1.8%. Operating income and net income for the third quarter of 2009 were both down approximately 66% from the third quarter of 2008, primarily as a result of the reduction in gross profit dollars from the decreased sales level and a gross margin reduction.

Chuck Sorrentino, President & CEO commented, "We continue to be faced with weakened industrial demand due to depressed economic conditions, but are pleased to have experienced a slight increase in sequential sales during the quarter. Operating expenses have now reached their lowest level since our IPO in 2006. In spite of the business conditions net income for the third quarter was up 21% sequentially. We continue to remain focused on market share gains and added approximately 50 new customers in the third quarter of 2009.

"I am pleased that we managed to renew our credit facility which will provide us with sufficient capital to grow the business, including selective acquisitions, should the right opportunities present themselves.

"The continued success of the Company, despite uncooperative market conditions, could not have been achieved without the tireless work of our team members, our directors and advisors. I'd like to thank them all for their collective support and contributions."

Conference Call

The Company will host a conference call to discuss third quarter results on Monday, November 9, 2009 at 10:00 am CT. Hosting the call will be Charles Sorrentino, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website, www.houwire.com. A replay of this webcast will be available until December 9, 2009. Approximately two hours after the completion of the live call, a telephone replay will be available until November 16, 2009.

 Replay Dial In:        888-203-1112
 International Replay:  719-457-0820
 Confirmation Code:     4761115

About the Company

With more than 30 years experience in the electrical industry, Houston Wire & Cable Company is one of the largest distributors of specialty wire and cable and related services in the U.S. electrical distribution market. Headquartered in Houston, Texas, HWCC has sales and distribution facilities in Atlanta, Baton Rouge, Charlotte, Chicago, Denver, Houston, Los Angeles, Philadelphia, San Francisco, Seattle and Tampa.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables and private branded products, including LifeGuard(TM), a low-smoke, zero-halogen cable. HWCC's comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

The Houston Wire & Cable Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=2807

Forward-Looking Statements

This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may and often do vary materially from actual results.

Risk factors that may cause actual results to differ materially from statements made in this press release can be found in the MD&A Section of the Company's Annual Report on Form 10-K for the period ended December 31, 2008, filed with the SEC on March 16, 2009. This document and other SEC filings are available under the Investor Relations section of the company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

               HOUSTON WIRE & CABLE COMPANY
                Consolidated Balance Sheets
             (In thousands, except share data)

                                                 Sept. 30,   Dec. 31,
                                                   2009        2008
                                                ----------  ----------
                                               (unaudited)
 Assets
 Current assets:
  Accounts receivable, net                       $  42,169   $  50,798
  Inventories, net                                  71,948      73,459
  Deferred income taxes                              1,674       1,591
  Prepaid expenses                                     817         829
                                                 ---------   ---------
 Total current assets                              116,608     126,677
                                                 ---------   ---------

 Property and equipment, net                         3,114       3,274
 Goodwill                                            2,362       2,362
 Deferred income taxes                               2,757       2,353
 Other assets                                           28          87
                                                 ---------   ---------
 Total assets                                    $ 124,869   $ 134,753
                                                 =========   =========

 Liabilities and stockholders' equity
 Current liabilities:
  Book overdraft                                 $   1,656   $   4,933
  Trade accounts payable                            13,940      10,091
  Accrued and other current liabilities             12,297      11,682
  Income taxes payable                                 344       1,644
                                                 ---------   ---------
 Total current liabilities                          28,237      28,350
                                                 ---------   ---------

 Long term obligations                              16,707      29,808

 Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and outstanding       --          --
  Common stock, $0.001 par value; 100,000,000
   shares authorized; 20,988,952 shares issued:
   17,652,737 and 17,642,552 outstanding at
   September 30, 2009 and December 31, 2008,
   respectively                                         21          21
  Additional paid-in-capital                        57,414      55,901
  Retained earnings                                 77,190      75,540
  Treasury stock                                   (54,700)    (54,867)
                                                 ---------   ---------
 Total stockholders' equity                         79,925      76,595
                                                 ---------   ---------
 Total liabilities and stockholders' equity      $ 124,869   $ 134,753
                                                 =========   =========

                  HOUSTON WIRE & CABLE COMPANY
               Consolidated Statements of Income
                          (Unaudited)
        (In thousands, except share and per share data)

                          Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                           2009        2008        2009        2008
                       ----------- ----------- ----------- -----------

 Sales                 $    63,579 $    98,854 $   191,293 $   285,679
 Cost of sales              50,117      76,214     151,046     216,141
                       ----------- ----------- ----------- -----------
 Gross profit               13,462      22,640      40,247      69,538

 Operating expenses:
  Salaries and
   commissions               5,143       6,159      15,882      18,330
  Other operating
   expenses                  4,395       5,302      13,527      15,287
  Depreciation and
   amortization                138         136         421         392
                       ----------- ----------- ----------- -----------
 Total operating
  expenses                   9,676      11,597      29,830      34,009
                       ----------- ----------- ----------- -----------
 Operating income            3,786      11,043      10,417      35,529
 Interest expense              140         472         403       1,463
                       ----------- ----------- ----------- -----------
 Income before income
  taxes                      3,646      10,571      10,014      34,066
 Income taxes                1,405       3,996       3,864      13,009
                       ----------- ----------- ----------- -----------
 Net income            $     2,241 $     6,575 $     6,150 $    21,057
                       =========== =========== =========== ===========

 Earnings per share:
  Basic                $      0.13 $      0.37 $      0.35 $      1.18
                       =========== =========== =========== ===========
  Diluted              $      0.13 $      0.37 $      0.35 $      1.18
                       =========== =========== =========== ===========
 Weighted average
  common shares
  outstanding:
  Basic                 17,651,074  17,676,468  17,647,334  17,839,160
                       =========== =========== =========== ===========
  Diluted               17,666,284  17,704,818  17,659,425  17,874,238
                       =========== =========== =========== ===========

  Dividends declared
   per share           $     0.085 $     0.085 $     0.255 $     0.255
                       =========== =========== =========== ===========

                     HOUSTON WIRE & CABLE COMPANY
                 Consolidated Statements of Cash Flows
                             (Unaudited)
                            (In thousands)

                                                   Nine Months Ended
                                                      September 30,
                                                ----------------------
                                                   2009        2008
                                                ----------  ----------

 Operating activities
 Net income                                     $    6,150  $   21,057
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                        421         392
  Amortization of capitalized loan costs                91          60
  Amortization of unearned stock compensation        1,699       1,570
  Provision for doubtful accounts                       --         114
  Provision for returns and allowances                (106)         33
  Provision for inventory obsolescence                 366         (43)
  Deferred income taxes                               (541)       (545)
  Changes in operating assets and liabilities:
   Accounts receivable                               8,735      (8,578)
   Inventories                                       1,145      (1,711)
   Prepaid expenses                                     12        (139)
   Other assets                                        (31)        (53)
   Book overdraft                                   (3,277)        252
   Trade accounts payable                            3,849       4,141
   Accrued and other current liabilities               615      (3,484)
   Income taxes payable/receivable                  (1,300)      1,293
                                                ----------  ----------
 Net cash provided by operating activities          17,828      14,359
 Investing activities
  Expenditures for property and equipment             (262)       (384)
                                                ----------  ----------
 Net cash used in investing activities                (262)       (384)
 Financing activities
  Borrowings on revolver                           193,524     289,165
  Payments on revolver                            (206,625)   (283,472)
  Proceeds from exercise of stock options               22          57
  Excess tax benefit for stock options                  13         264
  Payment of dividends                              (4,500)     (4,544)
  Purchase of treasury stock                            --     (15,445)
                                                ----------  ----------
 Net cash used in financing activities             (17,566)    (13,975)
                                                ----------  ----------
 Net change in cash                                     --          --
 Cash at beginning of period                            --          --
                                                ----------  ----------
 Cash at end of period                          $       --  $       --
                                                ==========  ==========

CONTACT:  Houston Wire & Cable Company
          Hope M. Novosad, Manager - Investor Relations
          713.609.2110
          Fax: 713.609.2168
          hnovosad@houwire.com